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                                                  Registration No. 333-42217
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      POST EFFECTIVE AMENDMENT NUMBER 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            KRUG INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

              Ohio                                        31-0621189
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            KRUG INTERNATIONAL CORP.
                        900 CIRCLE 75 PARKWAY, SUITE 1300
                                ATLANTA, GA 30339
                                 (770) 933-7000
            (Name, address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            KRUG INTERNATIONAL CORP.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                JAMES J. MULLIGAN
                                    SECRETARY
                               MULLIGAN & MULLIGAN
                              812 TIMBERLAKE COURT
                               DAYTON, OHIO 45429
                                 (937) 298-2226
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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On December 15, 1997, KRUG International Corp. ("the Corporation") filed a
Registration Statement on Form S-8 (#333-42217) registering the offering of 80,000 Common Shares of the Corporation that might be issued under its 1997 Employee Stock Purchase Plan. The offering has terminated. In accordance with item (512)(a)(iii) of Regulation S-K, the Corporation hereby withdraws from registration 65,296 Shares (after adjustment for stock dividends and stock splits) that were registered but at the termination of the offering remained unsold.







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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment Number 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 28th day of January, 2000.

                                 KRUG INTERNATIONAL CORP.


                                     /s/Robert M. Thornton, Jr.
                                     ------------------------------------------
                                 By: Robert M. Thornton, Jr., Chairman,
                                     President, Chief Executive Officer and
                                     Chief Financial Officer

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

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             Name                                      Title                             Date
-----------------------------------------------------------------------------------------------------

/s/Robert M. Thornton, Jr.                Chairman, President, Chief              January 28, 2000
-------------------------------           Executive Officer and Chief
Robert M. Thornton, Jr.                   Financial Officer (principal
                                          executive officer and financial
                                          officer)

/s/Mark J. Stockslager                    Principal Accounting Officer            January 28, 2000
-------------------------------           (principal accounting officer)
Mark J. Stockslager

/s/Howard E. Turner                       Director                                January 28, 2000
-------------------------------
Howard E. Turner

/s/James J. Mulligan                      Director and Secretary                  January 28, 2000
-------------------------------
James J. Mulligan

/s/ Karen Brenner                         Director                                January 28, 2000
-------------------------------
Karen Brenner

/s/T. Wayne Holt                          Director                                January 28, 2000
-------------------------------
T. Wayne Holt

/s/C. Michael Ford                        Director                                January 28, 2000
-------------------------------
C. Michael Ford

/s/Ronald J. Vannuki                      Director                                January 28, 2000
-------------------------------
Ronald J. Vannuki

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